Exhibit 21

SUBSIDIARIES*	PLACE OF INCORPORATION
Advance Food Company, LLC	Oklahoma
AdvancePierre Foods Holdings, Inc.	Delaware
AdvancePierre Foods, Inc.	Delaware
Aidells Sausage Company, Inc.	Delaware
Allied Specialty Foods, Inc.	Pennsylvania
APF Legacy Subs, LLC	Ohio
Artisan Bread Co., LLC	North Carolina
Australian Food Corporation Pty Limited	Australia
Australian Food Corporation Trust	Australia
Barber Foods, LLC	Maine
Bryan Foods, Inc.	Delaware
C.V. Holdings, Inc.	Philippines
CBFA Management Corp.	Delaware
Central Industries, Inc.	Mississippi
Chefs Pantry, LLC	Ohio
Clovervale Farms, LLC	Ohio
Cobb (Hubei) Breeding Co., Ltd.	China
Cobb (Shanghai) Enterprise Management Consulting Co., Ltd.	China
Cobb Ana Damizlik Tavukculuk Sanayi Ve Ticaret Limited Sirketi (Cobb Turkey)	Turkey
Cobb Columbia S.A.S.	Columbia
Cobb Europe B.V.	Netherlands
Cobb Europe Limited	United Kingdom
Cobb Peru (Andina) S.A.C.	Peru
Cobb-Heritage, LLC	Delaware
Cobb-Vantress Brasil, Ltda	Brazil
Cobb-Vantress New Zealand Limited	New Zealand
Cobb-Vantress Philippines, Inc.	Philippines
Cobb-Vantress, Inc.	Delaware
Coominya AFC Pty Limited	Australia
Coominya AFC Trust	Australia
DFG Foods, Inc.	Delaware
Egbert LLC	Delaware
Equity Meat Corp.	Pennsylvania
Flavor Corp.	Delaware
Flavor Holdings, Inc.	Delaware
Foodbrands America, Inc.	Delaware
Foodbrands Supply Chain Services, Inc.	Delaware
Gallo Salame, Inc.	California
Global Employment Services, Inc.	Delaware
Golden Quality Foods Industry (England) Limited	United Kingdom
Golden Quality Foods Industry (Ireland) Limited	United Kingdom
Golden Quality Foods Industry (Norfolk) Limited	United Kingdom
Golden Quality Foods Industry (UK) Limited	United Kingdom
Golden Quality Foods Industry (Yorkshire) Limited	United Kingdom
Golden Quality Foods Retail (Norfolk) Limited	United Kingdom
Golden Quality Foods Retail (Yorkshire) Limited	United Kingdom
Hudson Midwest Foods, Inc.	Nebraska
Hybro Genetics Brasil Ltda	Brazil
IBP Caribbean, Inc.	Cayman Islands
IBP Foodservice, L.L.C.	Delaware
International Affiliates & Investment LLC	Delaware
Invicta Foods Limited	United Kingdom

Exhibit 21

Jiangsu Tyson Foods Co., Ltd	China
Keydutch Finance B.V.	Netherlands
Keydutch Investments B.V.	Netherlands
Keystone CLJV Holdings Limited	Hong Kong
Keystone County House Road, LLC	Delaware
Keystone Foods (AP) Limited	Hong Kong
Keystone Foods Holdco LLC	Delaware
Keystone Foods Intermediate LLC	Delaware
Keystone Foods LLC	Delaware
Keystone Foods Pty Limited	Australia
Keystone Management, Inc.	Delaware
Keystone Trading (Shanghai) Company Limited	China
LD Foods LLC	Delaware
Mac Food Services (Malaysia) SDN. BHD.	Malaysia
Madison Foods, Inc.	Delaware
McKey Food Services (Hong Kong) Limited	Hong Kong
McKey Food Services (Shandong) Limited	China
McKey Food Services (Thailand) Limited	Thailand
McKey Food Services Limited	China
McKey Luxembourg Holdings APMEA S.a.r.l.	Luxembourg
McKey Luxembourg Holdings S.a.r.l.	Luxembourg
McKey Luxembourg S.a.r.l.	Luxembourg
McKey VI Holdings Limited	Hong Kong
MFG (USA) Holdings, Inc.	Delaware
Myung Seung Food Company Ltd.	Korea
National Comp Care, Inc.	Delaware
New Canada Holdings, Inc.	Delaware
Oaklawn Capital Corporation	Delaware
Oaklawn IT Solution Private Limited	Maharashtra State
Original Philly Holdings, Inc.	Pennsylvania
PBX, inc.	Delaware
Pierre Holdco, Inc.	Delaware
River Valley Ingredients, LLC	Delaware
Rizhao Tyson Foods Co., Ltd	China
Rizhao Tyson Poultry Co., Ltd	China
Rural Energy Systems, Inc.	Delaware
Sara Lee - Kiwi Holdings, LLC	Delaware
Sara Lee Diversified, LLC	Delaware
Sara Lee Foods, LLC	Delaware
Sara Lee Household & Body Care Malawi Ltd.	Malawi
Sara Lee International LLC	Delaware
Sara Lee International TM Holdings LLC	Delaware
Sara Lee Mexicana Holdings Investment, L.L.C.	Delaware
Sara Lee TM Holdings LLC	Delaware
Sara Lee Trademark Holdings Australasia LLC	Delaware
Saramar, L.L.C.	Delaware
Shandong Keystone Chinwhiz Foods Co. Ltd.	China
Shandong Tyson-Da Long Food Company Limited	China
Southern Family Foods, L.L.C.	Delaware
Southwest Products, LLC	Delaware
TACL Assurance, LLC	Arkansas
Tecumseh Poultry LLC	Nebraska
Texas Transfer, Inc.	Texas
TFA Leasing, LLC	Delaware

Exhibit 21

TFA Opportunity Zone Fund, LLC	Delaware
TFI of California, Inc.	California
The Bruss Company	Illinois
The Hillshire Brands Company	Maryland
The IBP Foods Co.	Delaware
The Pork Group, Inc.	Delaware
TyNet Corporation	Delaware
Tyson (Hubei) Food Technology Development Co., Ltd.	China
Tyson (Jiangsu) Livestock and Poultry Development Co. Ltd	China
Tyson (Shanghai) Enterprise Management Co., Ltd.	China
Tyson Americas Holding Sárl	Luxembourg
Tyson Asia Pacific Pte. Ltd.	Singapore
Tyson Breeders, Inc.	Delaware
Tyson Case Ready, LLC	Delaware
Tyson Chicken, Inc.	Delaware
Tyson China Holding 2 Limited	Hong Kong
Tyson China Holding 3 Limited	Hong Kong
Tyson China Holding Limited	Hong Kong
Tyson Deli, Inc.	Delaware
Tyson Europe Holding Company	Nova Scotia
Tyson Farms QOZB, LLC	Delaware
Tyson Farms, Inc.	North Carolina
Tyson Feed (Thailand) Limited	Thailand
Tyson Foods Brasil Investimentos Ltda.	Brazil
Tyson Foods Canada Inc. (Les Aliments Tyson Canada Inc.)	Ontario
Tyson Foods Europe B.V.	Netherlands
Tyson Foods France S.A.R.L.	France
Tyson Foods Germany GmbH	Germany
Tyson Foods Group Limited	United Kingdom
Tyson Foods Holland B.V.	Netherlands
Tyson Foods Huadong Development Co., Ltd (Tyson Foods East China Development Co., Ltd)	Hong Kong
Tyson Foods Iberia Alimentos, S.L.U.	Spain
Tyson Foods Italia S.p.A.	Italy
Tyson Foods Korea Ltd.	Korea
Tyson Foods oosterwolde B.V.	Netherlands
Tyson Foods Product Solutions Ltd	United Kingdom
Tyson Foods Products Limited	United Kingdom
Tyson Foods Restaurant Solutions Ltd	United Kingdom
Tyson Foods Scotland Europe Limited	United Kingdom
Tyson Foods Scotland Sales (Europe) Limited	United Kingdom
Tyson Foods Service Solutions Austria GmbH	Austria
Tyson Foods UK Holding Ltd	United Kingdom
Tyson Foods UK Ltd	United Kingdom
Tyson Foods Wrexham Limited	United Kingdom
Tyson Fresh Meats Sales and Distribution, LLC	Delaware
Tyson Fresh Meats, Inc.	Delaware
Tyson Global Holding Sárl	Luxembourg
Tyson Golden Foods Poultry (Thailand) Limited	Thailand
Tyson Golden Poultry Siam (Thailand) Limited	Thailand
Tyson Hog Markets, Inc.	Delaware
Tyson India Holdings Ltd.	Mauritius
Tyson International APAC Ltd.	Thailand
Tyson International Company, Ltd.	Bermuda

Exhibit 21

Tyson International Holding Company	Delaware
Tyson International Holding Sárl	Luxembourg
Tyson International Service Center, Inc.	Delaware
Tyson International Service Center, Inc. Asia	Delaware
Tyson International Service Center, Inc. Europe	Delaware
Tyson Kusto B.V.	Netherlands
Tyson Mexican Original, Inc.	Delaware
Tyson Mexico Trading Company S. de R.L. de CV.	Mexico
Tyson New Ventures, LLC	Delaware
Tyson of Wisconsin, LLC	Delaware
Tyson Opportunity Zone Fund, LLC	Delaware
Tyson Poultry (Thailand) Limited	Thailand
Tyson Poultry, Inc.	Delaware
Tyson Prepared Foods, Inc.	Delaware
Tyson Processing Services, Inc.	Delaware
Tyson Refrigerated Processed Meats, Inc.	Delaware
Tyson Sales and Distribution, Inc.	Delaware
Tyson Service Center Corp.	Delaware
Tyson Shared Services, Inc.	Delaware
Tyson Storm Lake Holdings, LLC	Delaware
Tyson UK Finance Limited	United Kingdom
Tyson Warehousing Services, LLC	Delaware
Uninex SA	Uruguay
WBA Analytical Laboratories, Inc.	Delaware
Wilton Foods, Inc.	New York
Xamol Consultores e Servicos, Unipessoal Lta.	Portugal
Zemco Industries, Inc.	Delaware
* The names of particular subsidiaries, primarily in the Netherlands, Portugal and the United Kingdom, have been omitted because considered in aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a "significant subsidiary" as that term is defined in Rule 1.02(w) of Regulation S-X under the Securities Act of 1934.